Exhibit 10. 77

MASTER DEVELOPMENT AND LICENSE AGREEMENT FOR PRODUCT BETWEEN ELITE PHARMACEUTICALS, INC. AND {***}

This DEVELOPMENT AND LICENSE AGREEMENT (the “Agreement”), dated March 16, 2012 (the “Effective Date”) between {***} ({***}) and Elite Laboratories, Inc. (a subsidiary of Elite Pharmaceuticals, Inc.), organized under the laws of the State of Nevada, with offices at 165 Ludlow Avenue, Northvale, New Jersey (“Elite”); {***} and Elite may sometimes hereinafter be referred to as a “Party” or collectively as the “Parties”.

A.          WHEREAS {***} desires that Elite formulate and manufacture finished dosage forms appropriate for NDA filing and commercial sale, in accordance with the requirements of this Agreement; and

B.          WHEREAS Elite desires to perform such formulation, manufacture and production and {***} desires to market, sell and distribute the Product all upon the terms and conditions of this Agreement and the agreements ancillary hereto;

NOW, THEREFORE in consideration of the mutual covenants and agreements contained herein, the sufficiency, adequacy and satisfaction of which are hereby acknowledged, {***} and Elite hereby agree as follows:

ARTICLE 1

DEFINITIONS

The following terms shall have the meanings set forth in this Agreement:

1.1	“Affiliate” shall mean any person or entity, which, directly or indirectly, controls, is controlled by, or is under common control with, a party or its assignee. Control shall be determined based upon either their legal right to control or de facto control of the entity.

1.2	“Agreement” shall have the meaning set forth in the Preamble and shall include any exhibits and attachments hereto.

1.3	“API” shall mean the active pharmaceutical ingredient.

{***} Confidential portions of this exhibit have been redacted and filed separately with the Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended

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1.4	“Applicable Laws” shall mean all laws, ordinances, codes, rules and regulations applicable to the manufacturing of the Product or any aspect thereof in the Territory and the obligations of Elite or {***}, as the context requires under this Agreement, including, without limitation: (i) all applicable federal, state and local laws and regulations of the Territory (including Environmental Laws); (ii) the U.S. Federal Food, Drug and Cosmetic Act, and (iii) the Regulations promulgated under the FD&C Act including without limitation those regarding cGMP, each as amended from time to time and (iv) all laws ordinances, codes, rules and regulations applicable to Elite as they apply to the Product.

1.5	“CMC” means - Chemistry, Manufacturing, and Controls under the FD&C Act.

1.6	“Competitive Product” shall mean a similar dosage form containing Product or equivalent.

1.7	“Data” shall refer to all data, materials, plans, reports, test results and other information developed in connection with the Product.

1.8	“Elite Development Activities” has the meaning set forth in Section 2.1.

1.9	“Facility” shall mean Elite’s finished product manufacturing facility located at 165 Ludlow Avenue, Northvale, New Jersey or any other Elite controlled facility approved by {***}.

1.10	“FDA” shall mean the United States Food and Drug Administration.

1.11	“FD&C Act” shall mean the United States Federal Food, Drug and Cosmetics Act, (21 U.S.C. 301, et seq.), as amended from time to time, and any regulation promulgated thereunder, including, without limitation, all current good manufacturing practices and current good laboratory practices as defined therein, in each case, as amended from time to time.

1.12	“Finished Goods” means the Product in its final commercial package.

1.13	“Force Majeure” shall mean the occurrence of an event which materially interferes with the ability of a Party to perform its obligations or duties hereunder which is not within the reasonable control of the Party affected, not due to malfeasance, and which could not with the exercise of due diligence have been avoided, including, but not limited to, fire, accident, work stoppage, sabotage, strike, riot, civil commotion, terrorism, act of God or change in law.

1.14	“Good Manufacturing Practices” or “cGMP” shall mean the current good manufacturing practices for manufacturing finished products and active pharmaceutical ingredients as set forth in the FD&C Act, their attendant rules and regulations, and any other current good manufacturing practices which are applicable to the Facility.

1.15	“Know-How” means proprietary know-how, trademarks, inventions, data, technology and information relating to Product, which either Party hereto has the lawful right to disclose to the other Party. “Know-How” shall include, without limitation, processes and analytical methodology used in development, testing, analysis and manufacture and medical, clinical, toxicological testing as well as other scientific data relating to Product.

{***} Confidential portions of this exhibit have been redacted and filed separately with the Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended

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1.16	“Milestone Timetable” shall mean the mutually agreed dates upon which Elite is obligated to complete the specific components of the Elite Development Activities with respect to Product, as evidenced in Exhibits A and B hereto.

1.17	“NDA” shall mean New Drug Application pursuant to the applicable part of FD&C Act, and any supplements and amendments thereto which may be filed by {***}.

1.18	“Product” means {***}

1.19	“Regulatory Filings” means filings with the FDA such as the NDA.

1.20	“Regulatory Approvals” shall mean the approvals required under the FD&C Act to sell and market the Product in the Territory.

1.21	“Regulatory Requirements” shall mean any requirements under or pursuant to the FD&C Act or other Applicable Laws.

1.22	“Regulatory Standards” shall mean (a) the Facility license requirements, including good laboratory practices, and the Good Manufacturing Practice regulations applicable to the Facility or Elite's research and development, production, packaging, storage or handling of Product at the Facility and (b) any standards of any governmental authority, including good laboratory practices, within the Territory, that apply to the Facility, Elite’s research and development facilities or Elite’s production, packaging, storage or handling of the Product.

1.23	“Specifications” with respect to the Product shall mean the development, manufacturing, quality control, packaging, labeling, shipping and storage specifications in the applicable USP-NF (United States Pharmacopeia- National Formulary), monograph, the Drug Master File or other Regulatory Filing, in the form of specifications set forth as part of this Agreement, including without limitation, those set forth on Exhibit C hereto, and such specifications as may from time to time be established by applicable Regulatory Authorities and as mutually agreed upon by the Parties.

1.24	“Termination Event” has the meaning set forth in Section 8.2.

1.25	“Territory” means the United States of America, its territories, possessions, commonwealths.

ARTICLE 2

DEVELOPMENT ACTIVITIES AND PRODUCT APPROVAL

2.1	Product Development and Development Activities for Elite. Except as provided for in Section 2.2 of this Agreement, Elite shall undertake and perform all reasonably necessary development work to create a robust formulation, analytical development and perform all other developmental actions necessary or required to facilitate the preparation of a Regulatory Filing for Product, as more fully set forth as Elite responsibilities on Exhibit A (the “Elite Development Activities”). For purposes of further clarification, Elite Development Activities conducted by Elite shall include, without limitation, each of the following in accordance with Regulatory Requirements and established Specifications:

{***} Confidential portions of this exhibit have been redacted and filed separately with the Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended

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a.	Testing API, excipients, packaging and components that are selected from an FDA approved vendor.

b.	Formulation development with {***} guidance intended to result in a formulation that will pass the USP and all other specifications required by FDA for Product and leads to an approved NDA.

c.	Transfer and revalidate analytical methods supplied by {***} (such as assay, dissolution, related substances, etc.);

d.	Manufacturing a pivotal batch (One pivotal batch, {***});

e.	Conducting stability studies in accordance with cGMP, applicable laws, including room temperature and accelerated stability for the validation batch;

f.	Writing the CMC section and compile the documents, data and dossier necessary for the filing of an IND for the Product that is adequate for {***}.

Elite has sole responsibility for the Elite Development Activities, but shall consult with {***} and obtain {***}’s approval for any formulation contemplated for use in the exhibit batches. Elite shall not use any information gained in Elite’s Development Activities for {***} to assist in the development of a Competitive Product by any third party.

2.2	Product Development and Sales Activities for {***}. {***}will be responsible for clinical, PK studies, Regulatory Filings and sales and distribution of the Product.

a.	{***}or its designees shall prepare all applications necessary to obtain any Product registration and permits required to file the Product in the Territories. The NDA shall be owned by {***}. Elite, however, shall write the CMC section and prepare all completed data and information deemed necessary.

b.	{***}will be responsible for any clinical, biostudies required for the Product.

2.3	Ownership of Regulatory Filings. {***}shall own and maintain the NDA, Regulatory Approvals and any other jurisdictionally required Regulatory Filings for the Product. Elite will offer any assistance as reasonably requested with maintenance of the Regulatory Filings, as {***}or a Regulatory Authority may require.

2.4	Exclusive Rights. Elite does not have any right, title or interest in or to the Data or any other information generated in connection with the Elite Development Activities other than as covered in Article 6 and shall not use the Data for any purpose other than as expressly provided herein. Elite agrees that to violate this provision would cause {***}significant and irreparable harm and accordingly, {***}may seek an injunction against Elite in this event.

{***} Confidential portions of this exhibit have been redacted and filed separately with the Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended

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ARTICLE 3

MANUFACTURING AND SUPPLY OF PRODUCT

3.1	Manufacturing Agreement. Elite and {***}agree that, upon approval of the NDA for Product, Elite will be the Preferred Manufacturer and supplier of the Product in the Territory for sales of the Product in the Territory for a price equal to Elite’s manufacturing costs, {***} and the Parties will negotiate in good faith a manufacturing and supply agreement for the Product. ANDA maintenance activities such as stability or annual report filling will be billed separately on a quarterly basis. Preferred Manufacturer means that Elite will have the right to supply a minimum of {***} of {***}’s market needs for the Product. If Elite is unable to supply {***}’s purchase orders for a period of 90 days or more, Elite shall lose its status as a Preferred Manufacturer. If Elite is unable to accept {***}’s purchase orders within thirty (30) business days of receipt, {***} has the right to make a one time payment of {***} and designate an alternative supplier as the Preferred Manufacturer.

ARTICLE 4

PAYMENTS

4.1	Payments for Development. In consideration of Elite’s performance with the terms and conditions of this agreement, {***} shall pay Elite for the development work according to the terms outlined in exhibit B.

ARTICLE 5

REPRESENTATIONS, WARRANTIES AND COVENANTS

5.1	Representations and warranties:

(a)	Each Party represents and warrants to the other that it is authorized to enter into and to perform its obligations under this Agreement.

(b)	Each Party represents and warrants to the other that its obligations created under this Agreement do not conflict in any manner with any of its pre-existing obligations.

(c)	Each Party represents and warrants to the other that it is the owner of any Know-How to be used or relied upon by such Party in performing its obligations under this Agreement.

(d)	{***} represents and warrants that:

(i)	it has not received any notice or claim that the use of its Know-How infringes any patent or intellectual property rights of any third party in the Territory; and

(ii)	to its actual knowledge, without any independent investigation, the use of its Know-How will not infringe any patent or intellectual property rights of any third party in the Territory.

{***} Confidential portions of this exhibit have been redacted and filed separately with the Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended

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(e)	Elite represents and warrants that:

(i)	It has not received any notice or claim that the use of its Know-How infringes any patent, or intellectual property rights of any third party in the Territory; and

(ii)	to its actual knowledge, without any independent investigation, the use of its Know-How will not infringe any patent or intellectual property rights of any third party in the Territory.

(f)	Each Party hereby represents and warrants that it is not in violation of any law or regulation, nor is it aware of any violation of any law or regulation by any other Person, which violation could reasonably be expected to adversely affect its performance of its obligations hereunder, and except as otherwise contemplated hereby, such Party holds each of the licenses, permits, approvals or authorizations necessary with respect to its current business and operations (and its rights and obligations contemplated hereby) in compliance with all laws and regulations and maintains compliance with cGMP.

ARTICLE 6

INTELLECTUAL PROPERTY RIGHTS

6.1	Each Party shall be responsible, at its own expense, for filing and prosecuting patent applications relating to its Know-How, as it deems appropriate, and for paying maintenance fees on any patents issuing there from, for the Term of this Agreement, with respect to Know-How owned by it. With respect to any Product developed hereunder, {***} shall be responsible for filing and prosecuting the patents, defending the patents against infringement and defending patent infringement claims brought by others. Each Party shall promptly render all necessary assistance reasonably requested by the other Party in applying for and prosecuting patent applications in the US relating to such Party’s Know-How under this Agreement. US Patent Law shall determine ownership of inventions.

ARTICLE 7

INDEMNIFICATION

7.1	Indemnification of {***}. Elite shall indemnify and hold harmless {***} and its officers, directors and employees against and from any losses, damages, injuries, liabilities, exposure, claims, demands, settlement, judgments, awards, fines, penalties, taxes, fees (including attorneys’ fees), charges or expenses (collectively, “Losses”) that are suffered or incurred at any time by {***} or such persons, or to which {***} or such persons may otherwise become subject at any time, and that become payable or arise out of or by virtue of, or relate to:

(a)	Any breach by Elite or default by Elite in the performance of, or any failure on the part of Elite to observe, perform or abide by, any restriction, covenant, obligation, representation, warranty or other provision contained in this Agreement or

{***} Confidential portions of this exhibit have been redacted and filed separately with the Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended

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(b)	Any injury or alleged injury to any person (including death) or to the property of any person not a party hereto arising out of or alleging the negligence or intentional act or omission of Elite or its employees or agents in performing of failing to perform their duties under the Agreement.

7.2	Indemnification of Elite. {***} shall indemnify and hold harmless Elite and its officers, directors or employees against and from any Losses that are suffered or incurred at any time by Elite or such persons, or to which Elite or such persons may otherwise become subject at any time, and that become payable or arise out of or by virtue of, or relate to:

(a)	Any breach by {***} or default by {***} in the performance of, or any failure on the part of {***} to observe, perform or abide by, any restriction, covenant, obligation, representation, warranty or other provision contained in this Agreement or

(b)	Any injury or alleged injury to any person (including death) or to the property of any person not a party hereto arising out of or alleging the negligence or intentional act or omission of {***} or its employees or agents, or arising from the API of the Product.

7.3	Notice and Legal Defense. Promptly after receipt by a Party hereunder of any claim or notice of the commencement of any action, administrative or legal proceeding, or investigation as to which the indemnity provided for in Section 7.1 and 7.2 hereof may apply, the Party seeking indemnification shall notify the indemnifying Party in writing of such fact. The indemnifying Party shall assume the defense thereof; provided, however, that if the defendants in any such action include both the Party seeking indemnification and the indemnifying Party and counsel for the Party seeking indemnification shall reasonably conclude that there may be legal defenses available to such Party which are different from or additional to, or inconsistent with, those available to the indemnifying Party, the Party seeking indemnification shall have the right to select separate counsel to participate in the defense of such action on behalf of such Party seeking indemnification, at the indemnifying Party’s expense.

7.4	LIMITATION OF DAMAGES. IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR LOST PROFITS (OTHER THAN AS ARE ORDINARILY ENCOMPASSED BY CONTRACT DAMAGES), LOSS OF GOODWILL, OR ANY SPECIAL, INDIRECT, CONSEQUENTIAL OR INCIDENTAL DAMAGES, HOWEVER CAUSED, ARISING UNDER ANY THEORY OF LIABILITY. THIS LIMITATION SHALL APPLY EVEN IF A PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, AND NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY.

ARTICLE 8

TERM AND TERMINATION AND DEFAULT

8.1	Term. This Agreement shall be effective from the Effective Date and shall continue for a five (5) year term after the commercial launch of the Product, with one year automatic renewal unless one Party gives at least six (6) months written notice in writing in advance of its intent not to renew.

{***} Confidential portions of this exhibit have been redacted and filed separately with the Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended

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8.2	Termination. Either Party shall have the option to terminate this Agreement prior to the Termination Date upon the occurrence of a "Termination Event". A "Termination Event" shall mean: (a) the voluntary or involuntary filing of a petition for bankruptcy, insolvency or placing in receivership of either Party; (b) a material breach of the terms of this Agreement by one Party followed by written notice of such breach by the non-breaching Party followed by the failure of the breaching Party to cure such breach within sixty (60) days of the date upon which written notice of breach was given in accordance with Section 10.11; (c) adverse changes in the intellectual property environment wherein either Party, in its reasonable commercial judgment believes a third party patent may be infringed upon by a Product; (d) upon six (6) months written notice to the other Party, if in terminating Party’s reasonable judgment the Product ceases to be commercially viable.

8.3	Termination Prior to Regulatory Approvals. Promptly upon termination of this Agreement as a result of Elite’s Termination Event pursuant to sections 8.2(a) or (b) prior to obtaining Regulatory Approvals, {***} shall be entitled to all of Elite’s Data or other materials reasonably necessary to enable {***} to complete the process of obtaining Regulatory Approvals that have not yet been received, and in such case, the ownership rights of Elite and {***} with respect to the Product shall remain in accordance with the provisions of this Agreement.

8.4	Events of Default. An event of default under this Agreement shall be deemed to exist upon the occurrence of anyone or more of the following events:

(a)	Failure by either Party hereto to perform fully, or comply fully, with, any material provision of this Agreement and such failure continues for a period of sixty (60) days after receipt of written notice of such nonperformance or noncompliance;

(b)	Failure of {***} to pay any amount due to Elite, which failure continues for a period of sixty (60) days after written notice of such non-payment unless, and to the extent such non-payment is due to a good faith dispute concerning the amount owed.

8.5	WARRANTY LIMITATION. EXCEPT AS EXPRESSLY SET FORTH IN SECTION 6, THE PARTIES MAKE NO WARRANTIES, EXPRESSED OR IMPLIED, CONCERNING TECHNOLOGY, GOODS, SERVICES, RIGHTS OR THE MANUFACTURE AND SALE OF PRODUCTS, AND HEREBY DISCLAIM: ANY OTHER WARRANTIES, INCLUDING WITHOUT LIMITATION ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR USE OR PURPOSE OR NONINFRINGEMENT WITH RESPECT TO ANY AND ALL OF THE FOREGOING.

ARTICLE 9

RESOLUTION OF DISPUTES; ARBITRATION

9.1	The following dispute resolution process shall apply to all disputes that arise under this Agreement (the “Dispute Resolution Process”). In the event of any dispute under this Agreement, the disputing Party shall provide written notice of the dispute to the other Parties detailing such dispute. Within ten (10) business days from the date of the written notice, the Parties will meet at a mutually acceptable time and place or via phone or teleconference, and thereafter as often as they reasonably deem necessary, to exchange relevant information and to attempt to resolve the dispute. If they are unable to resolve the dispute within fifteen (15) business days of their first meeting, the matter shall be referred to a senior board level manager of each of the Parties.

{***} Confidential portions of this exhibit have been redacted and filed separately with the Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended

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9.2	If the senior board level managers of the Parties are unable to resolve the matter within three (3) business days after notification then, any Party to the dispute may initiate binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association; such arbitration to be held in New Jersey on an expedited basis.

9.3	Expenses. Each Party shall be responsible for its own legal fees, travel and related expenses during the Parties’ attempt to resolve the dispute.

9.4	Other Rights. Nothing in this Section 9 shall be deemed to waive the right of any Party to apply to a court of competent jurisdiction for a temporary restraining order, a preliminary injunction, or other equitable relief to preserve the status quo or prevent irreparable harm.

ARTICLE 10

MISCELLANEOUS

10.1	Recitals. The recitals are hereby incorporated by reference and made part of this Agreement.

10.2	Survival. Except as expressly provided in this Agreement, expiration or termination of this Agreement will not relieve the Parties of any obligation that accrued prior to such expiration or termination. Upon expiration or early termination of this Agreement, all rights and obligations of the Parties shall cease, except as follows:

(a) The obligations of confidentiality set forth in Section 10.5 of Article 10 shall survive;

(b) The Parties obligations under Article 7 shall survive; and

(c) Any cause of action or claim of {***} or Elite accrued or to accrue because of any breach or default by the other Party hereunder shall survive.

10.3	Entire Agreement; Amendment. This Agreement, with all of the Exhibits, contains the entire understanding of the Parties with respect to the subject matter hereof and supersedes all previous verbal and written agreements, representations and warranties. This Agreement may be released, waived or modified only by written agreement signed by the Party against whom enforcement of any release, waiver, modification, or other change is sought.

10.4	Standard Forms. In ordering and delivering the services or Product, {***} and Elite may employ their standard forms, but nothing in those forms shall be construed to modify, amend or supplement the terms of this Agreement and, in the case of any conflict herewith, the terms of this Agreement shall govern and control.

10.5	Confidentiality. Elite and {***} shall not use, except in connection with this Agreement, nor disclose any information concerning the other Party's business or any proprietary information of the other Party, including but not limited to, technical or scientific data, unpublished findings, biological material, know-how, specifications, processes, techniques, patent, patent litigation strategies or tactics, trade secrets, algorithms, programs, designs, drawings, or formulae; and any engineering, manufacturing, marketing, financial, litigation, intellectual property or business plan, confidential knowledge, data or other similar information, whether received pursuant to this Agreement or otherwise ("Confidential Information") without the prior written consent of such other Party. The obligation of non-disclosure referred to above shall not apply to:

{***} Confidential portions of this exhibit have been redacted and filed separately with the Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended

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(i)	Information which is known to the receiving Party or one of its Affiliates or independently developed by the receiving Party or one of its Affiliates prior to the time of disclosure, in each case, to the extent evidenced by written records;

(ii)	Information disclosed to the receiving Party by a third party, which has a right to make such disclosure;

(iii)	Information which is or becomes patented, published or otherwise part of the public domain as a result of acts by the disclosing Party or a third person obtaining such information as a matter of right; or

(iv)	Information which is required to be disclosed by order of the FDA or similar authority in other countries or a court of competent jurisdiction; provided that the Parties shall use their best efforts to obtain confidential treatment of such information by the court or agency.

10.6	In addition to the provisions set forth in this agreement, the Mutual Confidentiality Agreement entered into by the Parties dated as of August 11, 2011 is hereby incorporated herein by reference in its entirety.

10.7	Force Majeure. Failure of any Party to perform its obligations under this Agreement as a result of Force Majeure shall not subject such Party to any liability or place it in breach of any term or condition of this Agreement to the other Party if such failure is caused by any cause beyond the reasonable control of such non-performing Party. The Party prevented from performing its obligations or duties because of Force Majeure shall promptly notify the other Party hereto of the occurrence and particulars of such Force Majeure and shall provide the other Party, from time to time, with its best estimate of the duration of such Force Majeure and with notice of the termination thereof. The Party so affected shall use its best efforts to avoid or remove such causes of nonperformance. Upon termination of Force Majeure, the performance of any suspended obligation or duty shall promptly recommence. Neither Party shall be liable to the other Party for any direct, indirect, consequential, incidental, special, punitive or exemplary damages arising out of or relating to the suspension or termination of any of its obligations or duties under this Agreement by reason of the occurrence of Force Majeure. In the event that Force Majeure has occurred and is continuing for a period of at least three (3) months, the other Party shall have the right to terminate this Agreement upon thirty (30) days notice.

10.8	Waiver. The failure of a Party to enforce any breach or provision of this Agreement shall not constitute a continuing waiver of such breach or provision and such Party may at any time thereafter act upon or enforce such breach or provisions of this Agreement. Any waiver of breach executed by either Party shall affect only the specific breach and shall not operate as a waiver of any subsequent or preceding breach.

{***} Confidential portions of this exhibit have been redacted and filed separately with the Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended

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10.9	No Assignment. Elite may not delegate, subcontract, sublicense or otherwise transfer to a third party its rights or obligations under this Agreement, except to any Affiliate of Elite, without the consent of {***}. {***} may transfer its rights or obligations under this Agreement only to any Affiliate or to a successor of the portion of its business that is the subject matter hereof. Subject to the foregoing, this Agreement shall inure to the benefit of and be binding upon the Parties and their respective permitted successors and assigns.

10.10	Severability. If a court of competent jurisdiction declares any clause or provision of this Agreement invalid or unenforceable, such provision shall be severed and the remaining provisions of the Agreement shall continue in full force and effect. The Parties shall use their best efforts to agree upon a valid and enforceable provision as a substitute for the severed provision, taking into account the intent of this Agreement.

10.11	Notices. Except as otherwise specifically provided, any notice or other documents to be given under this Agreement shall be in writing and shall be deemed to have been duly given if sent by registered mail, nationally recognized overnight delivery service or facsimile transmission to a party or delivered in person to a party at the address or facsimile number set out below for such party or such other address as the party may from time to time designate by written notice to the other:

If to Elite, to:

Elite Laboratories, Inc.

165 Ludlow Avenue Northvale

New Jersey 07647

Attn: Chris Dick, President

If to {***} to:

{***}

{***}

Hong Kong China

Attn: {***}, President

Any such notice provided pursuant to this Section 10.11 shall be deemed to have been received by the addressee ten business days following the date of dispatch of the notice or other document by registered mail or, where the notice or other document is sent by overnight delivery service, by hand or is given by facsimile, simultaneously with the transmission or delivery. Notwithstanding the foregoing, any notice or other document sent by overnight delivery service, by hand or by facsimile and received by the recipient after 5:30 p.m. local time (of the recipient) shall be deemed to be delivered the next Business Day. To prove the giving of a notice or other document it shall be sufficient to show that it was dispatched. Either party may change its address at which notice is to be received by written notice provided pursuant to this Section 10.11.

10.12	Governing Law; Dispute Resolution; Venue. Agreement shall be construed, and the rights of the Parties determined, in accordance with the laws of the State of New Jersey without regard to conflict of law or choice of law rules. Any controversy or claim pursuant to this Agreement or the breach thereof shall be settled in accordance with Article 9 of this Agreement. Judgment upon the award rendered by the Arbitrator(s) may be entered in any court having jurisdiction thereof, including any non-U.S. Court and both Parties agree that such non-U.S. Court shall apply judicial comity to any such judgment and enforcement thereof. For purposes of dispute resolution, including litigation, each Party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in Essex County, State of New Jersey, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or inconvenient venue for such proceeding. Each Party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such Party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

{***} Confidential portions of this exhibit have been redacted and filed separately with the Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended

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10.13	Independent Parties. The relationship of the Parties under this Agreement is that of independent contractors. Neither Party shall be deemed to be the agent of the other, nor shall the Parties be deemed to be partners or joint venturers, and neither is authorized to take any action binding upon the other. Elite expressly acknowledges for itself, its employees, agents and subcontractors, that none of them are employees of {***} and that none of them are entitled to participate in any benefit plans of {***}. Elite further acknowledges that none of its employees, agents or subcontractors are eligible to participate in any benefit plans of {***}, even if it is later determined that the status of any of them was that of an employee during the period of this engagement of Elite by {***}.

10.14	Headings. The headings contained in this Agreement are included herein for reference and convenience and shall not affect the meaning of the provisions of this Agreement.

10.15	Publicity. Neither Party shall make any public announcement concerning, or otherwise publicly disclose, any information with respect to the transactions contemplated by this Agreement or any of the terms and conditions hereof without the prior written consent of the other Party hereto. Notwithstanding the foregoing, either Party may make any public disclosure concerning the transactions contemplated hereby that in the opinion of such Party's counsel may be required by law, government agencies, the U.S. Securities and Exchange Commission, or the rules of any stock exchange on which such Party's or its Affiliates' securities trade; provided, however, the Party making such disclosure shall provide the non-disclosing Party with a copy of the intended disclosure reasonably, and to the extent practicable, prior to public dissemination, and the Parties hereto shall coordinate with one another regarding the timing, form and content of such disclosure.

10.16	No Third Party Beneficiaries. Except as specifically stated to the contrary herein, no person or entity not a Party to this Agreement, including any employee of any Party to this Agreement, shall have or acquire any rights by reason of this Agreement, nor shall either Party have any obligations or liabilities to such other person or entity by reason of this Agreement.

10.17	Remedies Cumulative. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a Party shall be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such Party, and the exercise by a Party of any one remedy shall not preclude the exercise of any other remedy.

10.18	Further Assurances. Each Party shall execute and deliver such additional instruments and other documents and use commercially reasonable efforts to take or cause to be taken, all actions and to do, or cause to be done, all things necessary under applicable law to consummate the transactions contemplated hereby.

{***} Confidential portions of this exhibit have been redacted and filed separately with the Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended

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10.19	Counterparts; Facsimile, Electronic Signatures. This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute a single agreement. This Agreement may be executed by facsimile signatures or by a pdf (or other similar format) copy of the signature delivered by e-mail, which signatures shall have the same force and effect as original signatures.

10.20	drafting. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.

10.21	Currency. Wherever a monetary currency is indicated throughout this Agreement, that currency shall be United States Dollars, unless otherwise clearly indicated.

10.22	Days. Wherever reference is made to days, working days or any measurement of time in days, calendar days shall be used regardless of weekends and holidays. Wherever reference is made to “Business Days” such reference shall exclude weekend days and dates which are official government holidays in New Jersey or Hong Kong.

(Signature Page follows)

{***} Confidential portions of this exhibit have been redacted and filed separately with the Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

{***}			ELITE PHARMACEUTICALS, INC.

By:			By:
Name:	{***}	Name:		Chris C. Dick
Title:	President	Title:		President
Date:				Date:

{***} Confidential portions of this exhibit have been redacted and filed separately with the Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended

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Exhibit A

PRODUCT

Development Activities

Responsibility
#	Activities	Elite	{***}
Formulation Development
1	- Formula		X
	- Trials	X

Analytical
2	- Validated Test Methods		X
	- Validated Dissolution Method		X
	- Transfer and Re-Validation	X

Manufacturing of Pivotal Batch
3	(1 batch of {***} yield)	X

Stability Studies for Pivotal Batch
4	- Accelerated	X
	- Room Temperature	X

5	Biostudies		X

CMC Section
6	- Compile	X
	- Submission		X

Exhibit B

Payments for Development (CMC Section) of

PRODUCT

1.	For the development of Product, (CMC Section) as per this agreement and its exhibits, {***} shall pay Elite the followings:

a- {***} upon signing

b- {***} upon completion and testing of the Pivotal batch ({***})

c- {***} upon completion of accelerated stability study

d- {***} upon completion of CMC section for submission

Exhibit C

PRODUCT

Product Formulation Specifications